Exhibit 99.1

Contact:	L-3 Communications
Corporate Communications
212-697-1111

L-3 Announces Group Leadership Changes

– Steve Kantor appointed head of Electronic Systems –

– Les Rose appointed head of National Security Solutions –

– James W. Dunn to retire –

NEW YORK, June 13, 2012 – L-3 Communications (NYSE: LLL) announced today that Steve Kantor, L-3 senior vice president and president of L-3 Services Group, which includes its national security solutions business, has been appointed president of the company’s Electronic Systems Group. Mr. Kantor will succeed James W. Dunn, who will retire in December of 2012. Les Rose has been appointed as vice president of L-3 and president of the company’s National Security Solutions Group. These appointments are effective July 31, 2012. Messrs. Kantor and Rose will report to L-3 chairman, president and chief executive officer Michael T. Strianese.

“I am proud to work with a management team with such broad depth and talent. Steve’s extensive defense industry experience, track record of performance and proven capability managing global organizations across all market cycles make him an excellent choice to lead L-3’s Electronic Systems Group and continue the operational achievements of Jim Dunn,” said Mr. Strianese. “Steve’s strong management focus will ensure the ongoing success of Electronic Systems, which is well-positioned for the current environment and has active programs and initiatives in a number of priority spending areas.”

“Les Rose’s decades of experience and expertise in the government IT services sector has prepared him to lead National Security Solutions as it refocuses itself after the Engility spin-off,” continued Mr. Strianese.

“On behalf of the Board of Directors, we appreciate Jim’s dedication, hard work and contributions to L-3 over the last 12 years,” concluded Mr. Strianese. “During his tenure as leader of Electronic Systems, he successfully expanded L-3’s role as a supplier of advanced products and systems and consistently delivered strong results and excellent program performance. We wish him well in the future.”

Mr. Kantor has served as senior vice president and president of L-3 Services Group since 2010. He has held a series of progressively responsible positions since joining L-3 in 2003 and served as president of L-3’s Marine and Power Systems Group from 2008 to 2010. Earlier in his career, he held senior executive positions at BAE Systems, Loral, Lockheed Martin and United Technologies.

L-3 Announces Group Leadership Changes	Page 2

Mr. Rose is currently the president of L-3’s STRATIS division and brings to his new position significant management and engineering experience, including a career with the U.S. Army Corps of Engineers. Mr. Rose joined L-3 in 2005 and has held a variety of executive management positions at contractors focused on the federal and IT services marketplace.

Headquartered in New York City, L-3 employs approximately 61,000 people worldwide and is a prime contractor in C3ISR (Command, Control, Communications, Intelligence, Surveillance and Reconnaissance) systems, aircraft modernization and maintenance, and government services. L-3 is also a leading provider of a broad range of electronic systems used on military and commercial platforms. The company reported 2011 sales of $15.2 billion.

To learn more about L-3, please visit the company’s website at www.L-3com.com. L-3 uses its website as a channel of distribution of material company information. Financial and other material information regarding L-3 is routinely posted on the company’s website and is readily accessible.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will,” “could” and similar expressions are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company’s Safe Harbor Compliance Statement for Forward-Looking Statements included in the company’s recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

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